                                                                 Exhibit 99(w)



                                    TXU CORP.
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002


     The undersigned, H. Dan Farell, Executive Vice President and Chief Financial Officer of TXU Corp. (the "Company"), DOES HEREBY CERTIFY that:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 2002 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 11th day of March, 2003.





                                       /s/ H. Dan Farell
                                  ------------------------------------
                                  Name:    H. Dan Farell
                                  Title:   Executive Vice President
                                           and Chief Financial Officer